UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 21, 2006

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Federal Home Loan Bank of New York (the "Bank") obtains most of its funds from the sale of debt securities, known as consolidated obligations, in the capital markets. Consolidated obligations, which consist of bonds and discount notes, are by regulation the joint and several obligations of the twelve Federal Home Loan Banks. The Federal Home Loan Banks are regulated by the Federal Housing Finance Board (the "Finance Board") and the Finance Board regulations authorize the Finance Board to require any Federal Home Loan Bank to repay all or a portion of the principal of or interest on consolidated obligations for which another Federal Home Loan Bank is the primary obligor. Consolidated obligations are sold to the public through the Office of Finance using authorized securities dealers. Consolidated obligations are backed only by the financial resources of the twelve Federal Home Loan Banks and are not guaranteed by the United States government.

Schedule A sets forth all consolidated obligation bonds and discount notes committed to be issued by the Federal Home Loan Banks, for which the Bank is the primary obligor, on the trade dates indicated, other than discount notes with a maturity of one year or less that are issued in the ordinary course of business. Schedule A also includes any consolidated obligations with a remaining maturity in excess of one year, if any, for which we have assumed the primary repayment obligation from another Federal Home Loan Bank.

We may elect to change our method of reporting information on the issuance or assumption of consolidated obligations at any time. In reviewing the information in this Current Report on Form 8-K, please note:

• although consolidated obligations issuance is material to the Bank, we have not made a judgment as to the materiality of any particular consolidated obligation or obligations;
• Schedule A does not address any interest-rate exchange agreements (or other derivative instruments) which we may enter into as a result of our asset and liability management strategies and that may be associated, directly or indirectly, with one or more of the reported consolidated obligations;
• Schedule A will not enable a reader to track changes in the total consolidated obligations outstanding for which we are the primary obligor because Schedule A generally excludes consolidated obligation discount notes with a maturity of one year or less and does not reflect whether the proceeds from the issuance of the reported consolidated obligations will be used to, among other things, satisfy called or maturing consolidated obligations. We will report the total consolidated obligations outstanding for which we are the primary obligor in our periodic reports filed with the Securities and Exchange Commission; and
• the principal amounts reported on Schedule A represent the principal amount of the reported consolidated obligations at par, which may not correspond to the amounts reported in our financial statements prepared in accordance with generally accepted accounting principles contained in our periodic reports filed with the Securities and Exchange Commission, because the par amount does not account for, among other things, any discounts, premiums or concessions.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On October 2, 2006, the Federal Home Loan Bank of New York ("FHLBNY") declared Mr. José Ramon González, President and CEO of FHLBNY member Banco Santander Puerto Rico, San Juan, Puerto Rico, re-elected to the Board of Directors for a three-year term commencing January 1, 2007. Mr. González will represent FHLBNY members from Puerto Rico and the U.S. Virgin Islands. (Mr. González is currently a Director of the FHLBNY; his present term ends on December 31, 2006.)

The re-election of Mr. Gonzalez to the FHLBNY’s Board took place in accordance with the rules governing the election of directors contained in the Federal Home Loan Bank Act and related Federal Housing Finance Board regulations.

At the time of this filing, Mr. González has been not named to serve on any committee of the Board for 2007, and whether he is expected to be named to serve on any committee of the Board for 2007 has not been determined as of the time of this filing. (Mr. González currently serves on the Audit Committee of the Board.)

In the normal course of its business, the FHLBNY extends credit (commonly referred to as "advances") to members whose officers or directors may serve as directors of the FHLBNY. All advances extended by the FHLBNY to such members are on market terms that are no more favorable to them than the terms of comparable transactions with other members.

Information about the re-election of Mr. González is also included in the FHLBNY’s President’s Report dated October 3, 2006. A copy of the President's Report is located under Item 8.01 of this Form 8-K.

Item 8.01 Other Events.

Each month, the Chief Executive Officer of the Bank issues a ‘Report from the President’ (the "Report") to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of September 2006 issued on October 3, 2006 appears below.

October 03, 2006

TO: All Stockholders
(Individually Addressed)

SUBJECT: Report for the Month

At the Bank

Federal Home Loan Bank of New York Upgraded by S&P to "AAA"

I am pleased to begin this month’s Report with mention of an important achievement. On September 21, 2006, Standard & Poor's (S&P) upgraded the credit rating of the Federal Home Loan Bank of New York on our long-term counterparty credit rating from "AA+" to "AAA."

S&P had lowered our long-term counterparty credit rating in September 2003 in the wake of the loss taken by the FHLBNY on the sale of approximately $1 billion of securities that were collateralized by manufactured housing receivables.

S&P's decision to upgrade the FHLBNY is a positive recognition of our strategy to rebuild retained earnings, to continue and maintain a low-risk profile, and to focus on the core business: advance lending. We are appreciative of S&P for recognizing the FHLBNY's efforts to regain an AAA long-term credit rating. I would like to express my gratitude to the Board, senior management, and employees at the FHLBNY whose combined efforts have resulted in regaining the AAA rating.

Advances Averaged $69 Billion

Advances averaged $69 billion in August, up $200 million from July. We ended the month at $68.8 billion. There was little change in the mix of advances compared to July. With the merger of some of our former members with institutions out of our district service area complete, and others paying down short-term advances, we will experience a decrease in advances as this year progresses. In fact, on September 12 advances were at $66.5 billion.

Through our competitive pricing, innovative products, and exceptional service, we look forward to providing you sustained performance and greater value for your investment in the Bank.

2006 FHLBNY Board of Directors Ballots in the Mail

On Monday, October 2, 2006, election ballots were mailed to the Chief Executive Officers of all eligible New Jersey and New York shareholder institutions participating in the 2006 election of Federal Home Loan Bank directors. One seat from New Jersey and two seats from New York are up for election this year. Each of the individuals elected will serve a three-year term starting on January 1, 2007.

Because there was just one nominee from the Commonwealth of Puerto Rico and the U.S. Virgin Islands region, Mr. José Ramon González, President and CEO of FHLBNY member Banco Santander Puerto Rico, San Juan, Puerto Rico, has been deemed eligible to serve as a Director of the FHLBNY and, as such, the FHLBNY has declared him elected to serve as a Director for a second three-year term commencing January 1, 2007.

The deadline for receiving voting ballots for the 2006 FHLBNY Director elections is November 2, 2006, at 5:00 p.m. Please be sure to return your ballot to:

FHLBNY Director Elections
Federal Home Loan Bank of New York
101 Park Avenue
New York, NY 10178-0599

If you have any questions, please call Barbara Sperrazza, Corporate Secretary, at (212) 441-6819.

FHLBNY Hosts Community Lending Forums and Honors 18 Member Banks
for "Pioneering" The First Home Clubsm

The Home Loan Bank is midway through holding a series of housing and community lending forums. These forums are excellent opportunities for our member lenders and community groups to learn about our flexible community investment products and to network with housing industry practitioners. There is much to learn from previous successful partnerships. Through our Community Lending Programs, we have provided over $1 billion in low-cost loans to fund
246 local housing and economic development projects. And since 1990, through our Affordable Housing Program, we have helped to create 34,000 new homes for families and individuals with low incomes. Earlier this year, half-day meetings focusing on housing and community lending were held in Puerto Rico, Oneonta, and New York City. Over 70 members and community organizations participated in these forums. The next forum will held on October 23 at the Seaview Marriott in Galloway, New Jersey. Contact your Home Loan Bank calling officer for further details on this upcoming community investment forum.

A key product that fosters "Building Communities Together" is the Home Loan Bank's First Home Clubsm, a program that provides matching grant dollars for saving for down-payment and closing-cost assistance for income-qualified first-time homebuyers. Two thousand and six marks the tenth anniversary of the First Home Club. To celebrate this ten-year anniversary, the Bank is presenting special recognition "Pioneer" awards to member banks that signed up for the First Home Club in 1996. The First Home Club Pioneer recipients are being honored at each of the community investment forums. They are, from New Jersey: Commerce Bank, North; Kearny Federal Savings Bank; Magyar Bank; OceanFirst Bank; and The Provident Bank. From New York: Abacus Federal Savings Bank; Astoria Federal Savings and Loan Association; Chemung Canal Trust Company; First Niagara Bank; HSBC Bank USA, National Association; Manufacturers and Traders Trust Company (or M&T Bank); Medina Savings and Loan Association; North Fork Bank; Ontario National Bank; Provident Bank; The Bank of Castile; The Dime Savings Bank of Williamsburgh; and Ulster Savings Bank.

The First Home Club program has helped 2,369 families realize their dream of owning their first home. An additional 3,000 families are enrolled in the program through the 18 participating First Home Club members.

Four Community Lenders Join the Federal Home Loan Bank

Four community member lenders recently joined the Home Loan Bank. I am pleased to welcome two members headquartered in New Jersey and two members headquartered in New York to the FHLBNY.

The new members in New Jersey are: Indus American Bank, Iselin, and United Teletech Financial Federal Credit Union, Tinton Falls.

The new members in New York are: Bethpage Federal Credit Union, Bethpage, and LibertyPointe Bank, New York.

In Washington

FHLB Stakeholders Weigh In on FDIC Proposal to Consider Assessment on Advances

In July 2006, the FDIC published a proposed regulation to create a new risk-based deposit insurance assessment system. The proposal was issued in accordance with the Federal Deposit Insurance Reform Act of 2005, which mandates that final regulations implementing such a system be issued by November 5, 2006.

As part of this proposal, the FDIC requested comments on whether advances should be defined as "volatile" liabilities and accordingly, included in a new assessment scheme. Frankly, from any objective analysis, advances are not "volatile" liabilities and, therefore, should not be included in the new assessment plan. This view is shared by a significant number of stakeholders in the Home Loan Bank System. With the close of the comment period on September 22, 2006, the FDIC received 641 comments. The overwhelming majority of the comments were from Home Loan Bank stakeholders. And of this majority, 47 were from members of the Home Loan Bank of New York. I would like to thank all those who wrote to the FDIC on this proposal.

I would also like to thank each stockholder for your business.

Sincerely,

Alfred A. DelliBovi
President

Item 9.01 Financial Statements and Exhibits.

Exhibit 1: Schedule A

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

October 3, 2006	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1	Schedule A